EXHIBIT 23.1
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                       INDEPENDENT AUDITORS' CONSENT
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The Board of Directors
Century Telephone Enterprises, Inc.:


We consent to incorporation by reference in the Registration Statements (No. 33-5836 and No. 33-48554) on Form S-8 of Century Telephone Enterprises, Inc. of our report dated June 6, 1996, relating to the statements of assets available for benefits with fund information of Century Telephone Enterprises, Inc. Dollars and Sense Plan as of December 31, 1995 and 1994, and the related statement of changes in assets available for benefits with fund information for the year ended December 31, 1995, and related financial statement schedules as of and for the year ended December 31, 1995, which report appears in the December 31, 1995 annual report on Form 11-K of Century Telephone Enterprises, Inc. Dollars and Sense Plan.



KPMG PEAT MARWICK LLP

/s/ KPMG PEAT MARWICK LLP

Shreveport, Louisiana
June 21, 1996